UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2005

Penwest Pharmaceuticals Co.

(Exact Name of Registrant as Specified in Charter)

Washington	000-23467	91-1513032
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

39 Old Ridgebury Road, Suite 11
Danbury, Connecticut	06810-5120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 736-9378

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.

     On February 15, 2005, Penwest Pharmaceuticals Co. (the “Company”) announced that Tod R. Hamachek had resigned from his positions as Chief Executive Officer and Chairman of the Board of Directors (the “Board”) and as a member of the Board. In connection with the resignation, the Company and Mr. Hamachek entered into a Severance and Settlement Agreement and Release (the “Agreement”) on February 14, 2005. Under the Agreement, the Company agreed that, in consideration of Mr. Hamachek’s release and other agreements under the Agreement, it would pay Mr. Hamachek eighteen (18) months base salary ($594,000) as severance pay, and all premium costs relating to medical insurance continuation coverage. The Company also agreed to accelerate in full the vesting of all stock options held by Mr. Hamachek and to extend the period during which he could exercise such stock options.

     On February 15, 2005, the Company and Robert J. Hennessey, a director of the Company, entered into an Offer Letter (the “Offer Letter”) in connection with the Company’s appointment of Mr. Hennessey as Chief Executive Officer and President of the Company. Under the Offer Letter, the Company agreed to pay Mr. Hennessey an annual base salary of $400,000 and grant to Mr. Hennessey non-statutory stock options to purchase 100,000 shares of the Company’s common stock under the Company’s 1997 Equity Incentive Plan at an exercise price equal to $10.10, the fair market value of the common stock on February 15, 2005. Mr. Hennessey’s stock options vest in 12 equal monthly installments and will become fully vested on February 15, 2006, subject to acceleration upon the occurrence of a change in control of the Company. Mr. Hennessey’s employment is terminable by either the Company or Mr. Hennessey. Additional disclosure regarding Mr. Hennessey’s appointment as Chief Executive Officer and President of the Company is set forth below in Item 5.02 of this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers

     (b)

     As described in Item 1.01 of this Current Report on Form 8-K, Tod R. Hamachek resigned as Chief Executive Officer and as Chairman of the Board and as a member of the Board effective February 14, 2005.

     (c)

     On February 14, 2005, the Board appointed Robert J. Hennessey, currently a director of the Company, as Chief Executive Officer and President of the Company. Mr. Hennessey, 63, currently serves as a member of the Board and has served as a director since October 1997. Mr. Hennessey served as President and Chief Executive Officer of Genome Therapeutics Corporation, a biotechnology company now known as Oscient Pharmaceuticals Corporation, from March 1993 until November 2000, and served as Chairman of the Board of Genome until March 2003. Prior to joining Genome, Mr. Hennessey was Senior Vice President of Corporate Development for Sterling Drug, Inc. and also served in a variety of executive positions at Merck & Co., Inc., SmithKline Beecham PLC and Abbott Laboratories, each a pharmaceutical company. Mr. Hennessey is a director of Oscient Pharmaceuticals Corporation, a specialty pharmaceutical company, and Repligen Corporation, a biotechnology company.

     In connection with Mr. Hennessey’s appointment as the Company’s Chief Executive Officer and President, the Company and Mr. Hennessey entered into an Offer Letter, dated February 15, 2005, which provides for the compensation and benefits detailed in Item 1.01 of this Current Report on Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENWEST PHARMACEUTICALS CO.

Date: February 18, 2005	By:	/s/ Jennifer L. Good

Jennifer L. Good Senior Vice President, Finance and Chief Financial Officer